Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA ANNOUNCES 2013 THIRD QUARTER FINANCIAL RESULTS

UPDATES GUIDANCE TO REFLECT RECENT DEVELOPMENTS

ANNOUNCES DECISION TO CONSTRUCT 2,500-BED FACILITY IN TROUSDALE COUNTY, TN

NASHVILLE, Tenn. – November 6, 2013 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the third quarter of 2013.

Third Quarter 2013 Financial Highlights

•	Net income, including special charges, increased to $51.8 million from $42.3 million in the third quarter of 2012

•	Net income adjusted for special charges increased to $53.5 million from $43.3 million in the third quarter of 2012

•	Normalized FFO increased to $74.0 million from $63.3 million in the third quarter of 2012

•	AFFO increased to $73.4 million from $62.9 million in the third quarter of 2012

For the third quarter of 2013, the Company generated Normalized FFO of $74.0 million, or $0.63 per diluted share, compared to $63.3 million, or $0.63 per diluted share in the same period of 2012. Net income generated in the third quarter of 2013, after adjusting for REIT conversion costs, expenses associated with the acquisition of Correctional Alternatives, Inc. (CAI), and asset impairment charges (Adjusted net income) increased to $53.5 million, or $0.46 per diluted share, compared to $43.3 million, or $0.43 per diluted share generated in the third quarter of 2012. Our conversion to a REIT resulting in a reduction in income tax expense, as well as a reduction in interest expense generated by debt refinancing transactions completed during 2012 and the second quarter of 2013, were the primary contributors to the increases in Adjusted Net Income, Normalized Funds From Operations (Normalized FFO) and Adjusted Funds From Operations (AFFO). Per share amounts were negatively impacted by the issuance of 13.9 million shares of common stock in connection with the payment of the special dividend on May 20, 2013. Primarily as a result of this stock issuance, our weighted average diluted shares increased to 116.9 million shares from 100.8 million shares, or an increase of 15.9%.

CCA President and Chief Executive Officer, Damon Hininger, stated, “Third quarter financial results were in line with our expectations. We are pleased to have finalized a lease agreement with the California Department of Corrections and Rehabilitation for our California City Correctional Center, and we are working diligently to make the necessary tenant modifications for the December 1, 2013 start date.”

10 Burton Hills Blvd., Nashville, Tennessee 37215

Third Quarter 2013 Financial Results

Revenue for the third quarter of 2013 totaled $421.5 million compared to $435.7 million in the third quarter of 2012. Revenue for the third quarter of 2013 reflects increases in revenue per compensated man-day and declines in populations from contract losses and lower populations from the United States Marshals Service (USMS) and Immigration and Customs Enforcement (ICE), which were partially offset by increases in populations from the Federal Bureau of Prisons and Oklahoma.

Adjusted net income, net operating income, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Construction of 2,500-bed Facility in Trousdale County, TN

CCA is announcing today its decision to construct the 2,500-bed Trousdale Correctional Center in Trousdale County, Tennessee. CCA expects it will house state of Tennessee inmates under an inter-governmental agreement with the county of Trousdale, Tennessee. In October 2013, Trousdale County received notice from the Tennessee Department of Corrections of its intent to partner with the County to develop a new correctional facility to house state of Tennessee inmates. CCA is in discussions with Trousdale County officials regarding an agreement to construct and manage the correctional facility. In 2008, CCA purchased land in Trousdale County and began preparing the site for the development of a correctional facility. Total cost of the project is estimated at approximately $140.0 million, including costs invested to date. Construction is expected to be completed in the third quarter of 2015.

Activation of Diamondback Correctional Facility

During the third quarter CCA activated its Diamondback Correctional Facility and began preparing the previously dormant facility to receive inmates. The activation has included hiring staff and purchasing supplies. The decision to activate the facility was made as a result of the state of California’s potential need for additional out-of-state beds before the end of 2013. We currently have no contract to house inmates at the facility but believe we may secure a contract in the near future.

State of California Update

During the third quarter of 2013, the state of California passed legislation providing $315 million to maintain the roughly 9,000 inmates housed in CCA facilities outside the state, to lease prison space in-state, as well as to contract for additional out of state capacity in order to meet the December 31, 2013 deadline for reaching the inmate population cap imposed by the federal courts. Concurrently, the state asked the court to extend the capacity deadline in return for adding funding for more community-based treatment programs to reduce the level of incarceration in the future. In response, the court ordered the state and inmate plaintiffs

Third Quarter 2013 Financial Results

to meet and confer on the State’s proposal and has recently extended the date of compliance to February 24, 2014. The judges have also placed a moratorium on signing additional contracts for out-of-state capacity while the meet and confer process is ongoing.

In addition to requesting more time from the three judge panel, the State appealed the capacity cap order to the U.S. Supreme Court. On October 14, 2013, the U.S. Supreme Court declined to hear the state appeal. On October 24, 2013, the State filed appeals with the U.S. Supreme Court seeking relief from the out-of-state contract moratorium. Timing of a decision on that appeal is unknown at this time.

In October 2013, CCA announced that it entered into a lease for its 2,304-bed California City Correctional Center with the California Department of Corrections and Rehabilitation (CDCR). The lease agreement includes a three-year base term with unlimited two-year renewal options upon mutual agreement. CCA will be responsible for repairs and maintenance, property taxes and property insurance, while all other aspects and costs of facility operations will be the responsibility of the CDCR.

Lease payments are expected to commence on December 1, 2013. Monthly lease payments are subject to reductions until certain tenant improvements are completed and until all inmate populations currently housed at the facility are removed. The facility currently houses detainees for the USMS and ICE. The facility is currently operating at about 7% occupancy as we have been ramping down the federal populations in order to meet the December 1, 2013 commencement date.

Partnership Development Update

In October CCA was notified it was not selected for the continued operation of the 1,884-bed Graceville Correctional Facility, the 985-bed Bay Correctional Facility and the 985-bed Moore Haven Correctional Facility, all owned by the state of Florida. For the nine months ended September 30, 2013, these three facilities generated $2.8 million in net operating income. CCA expects to report a non-cash asset impairment charge of $1.1 million during the fourth quarter of 2013 for the write-off of goodwill associated with the Bay Correctional Facility. CCA expects to transfer operations of these managed-only facilities to the new operator on January 31, 2014.

Guidance Update

The Company expects Adjusted Diluted EPS for the fourth quarter to be in the range of $0.37 to $0.41, resulting in full year 2013 Adjusted Diluted EPS to be in the range of $1.85 to $1.89. The Company expects Normalized FFO for the full-year 2013 to be in the range of $2.58 to $2.62 per diluted share, while full-year 2013 AFFO Per Diluted Share is expected to be in the range of $2.51 to $2.58.

Third Quarter 2013 Financial Results

The adjustment in our fourth quarter earnings outlook reflects the following recent developments:

1.	Our August earnings guidance assumed the continued operation of the California City facility as we had not entered into a lease arrangement with California at that time. The removal of inmate populations at the facility will negatively impact the fourth quarter 2013 EPS by approximately $0.02. We expect that the transition to the lease structure will be completed by January 2014.

2.	An acceleration of the removal of California inmates at our Red Rock facility will negatively impact the fourth quarter 2013 EPS by approximately $0.02 to $0.03. Red Rock will begin housing approximately 500 State of Arizona inmates in January 2014, which we believe will eliminate the negative $0.02 to $0.03 impact on earnings we are forecasting for the fourth quarter.

3.	While we are optimistic we will secure a contract in the near future at our Diamondback facility, the activation of the facility will negatively impact fourth quarter 2013 EPS by approximately $0.02, as we are currently assuming no inmates will be housed at the facility during the fourth quarter of 2013.

4.	Finally, our guidance provided in August assumed an increase in USMS populations during the fourth quarter as a result of an expansion of existing contracts serving USMS districts in the southwest. While those USMS populations have increased slightly from their levels in August, the growth has been below expectations which we believe is largely a consequence of the federal government shutdown. Therefore, we have reduced our growth assumptions for USMS populations in the fourth quarter which negatively impacts fourth quarter EPS by $0.03 to $0.04. It is unclear how future government budget deliberations will impact growth in our USMS populations beyond the fourth quarter of 2013.

CCA does not intend to provide 2014 guidance until such time as it releases fourth quarter 2013 financial results in February of 2014.

Our full-year guidance excludes REIT conversion costs, debt refinancing costs, asset impairments, transaction expenses associated with the acquisition of CAI, as well as the reversal of certain net deferred tax liabilities associated with the REIT conversion.

We expect weighted average shares outstanding of approximately 117.0 million in the fourth quarter of 2013, and approximately 111.3 million for the full-year 2013.

During 2013, we expect to invest approximately $100.0 million to $115.0 million in capital expenditures, consisting of $55.0 million to $60.0 million in on-going prison construction and expenditures related to potential land acquisitions (including $10.0 million in tenant improvements for the new lease at our California City facility), $20.0 million to $25.0 million in maintenance capital expenditures on real estate assets, and $25.0 million to $30.0 million for capital expenditures on other assets and information technology. Capital expenditure guidance does not include the approximate $36 million acquisition of CAI completed during the third quarter of 2013.

Third Quarter 2013 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2013. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

The Third Quarter Investor Presentation will be available on our website beginning on or about November 13, 2013. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on November 7, 2013, to discuss our third quarter 2013 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 2:00 p.m. eastern time on November 7, 2013 through 2:00 p.m. eastern time on November 15, 2013, by dialing (888) 203-1112 or (719) 457-0820, pass code 5776855.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently own or control 53 correctional and detention facilities and manage 16 additional facilities owned by our government partners, with a total design capacity of approximately 90,000 beds in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management

Third Quarter 2013 Financial Results

contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in governmental policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, the impact of the government shut down, the impact of the Budget Control Act of 2011 on federal corrections budgets, and California’s continued utilization of out of state private correctional capacity; (vi) our ability to meet and maintain REIT qualification tests; and (vii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by us with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

Third Quarter 2013 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$70,094	$62,804
Accounts receivable, net of allowance of $1,112 and $2,410, respectively	220,037	247,084
Current deferred tax assets	5,174	8,022
Prepaid expenses and other current assets	27,434	26,383
Current assets of discontinued operations	541	6,449

Total current assets	323,280	350,742

Property and equipment, net	2,546,904	2,566,482

Restricted cash	5,835	5,022
Investment in direct financing lease	5,994	7,467
Goodwill	17,229	11,158
Non-current deferred tax assets	2,959	—
Other assets	65,956	30,701
Non-current assets of discontinued operations	25	3,170

Total assets	$2,968,182	$2,974,742

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$228,296	$164,529
Income taxes payable	964	102
Current liabilities of discontinued operations	1,066	1,827

Total current liabilities	230,326	166,458

Long-term debt	1,185,000	1,111,545
Deferred tax liabilities	—	139,526
Other liabilities	45,908	35,593

Total liabilities	1,461,234	1,453,122

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 115,831 and 100,105 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,158	1,001
Additional paid-in capital	1,721,497	1,146,488
(Accumulated deficit) retained earnings	(215,707)	374,131

Total stockholders’ equity	$1,506,948	$1,521,620

Total liabilities and stockholders’ equity	$2,968,182	$2,974,742

Third Quarter 2013 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUE:
Owned and controlled properties	$344,431	$360,010	$1,035,094	$1,070,813
Managed only and other	77,035	75,717	228,100	225,167

	421,466	435,727	1,263,194	1,295,980

EXPENSES:
Operating:
Owned and controlled properties	232,996	235,404	697,343	709,755
Managed only and other	68,493	70,187	206,369	210,310

Total operating expenses	301,489	305,591	903,712	920,065
General and administrative	23,570	22,015	80,162	66,950
Depreciation and amortization	28,151	28,388	83,203	84,656
Asset impairments	985	—	985	—

	354,195	355,994	1,068,062	1,071,671

OPERATING INCOME	67,271	79,733	195,132	224,309

OTHER EXPENSES:
Interest expense, net	10,378	13,722	34,856	45,341
Expenses associated with debt refinancing transactions	—	168	36,528	1,996
Other income	(184)	(422)	(120)	(370)

	10,194	13,468	71,264	46,967

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	57,077	66,265	123,868	177,342

Income tax (expense) benefit	(4,571)	(24,025)	133,253	(65,634)

INCOME FROM CONTINUING OPERATIONS	52,506	42,240	257,121	111,708

(Loss) income from discontinued operations, net of taxes	(663)	99	(3,757)	(355)

NET INCOME	$51,843	$42,339	$253,364	$111,353

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.46	$0.42	$2.38	$1.12
(Loss) income from discontinued operations, net of taxes	(0.01)	—	(0.03)	—

Net income	$0.45	$0.42	$2.35	$1.12

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.45	$0.42	$2.35	$1.11
(Loss) income from discontinued operations, net of taxes	(0.01)	—	(0.03)	—

Net income	$0.44	$0.42	$2.32	$1.11

REGULAR DIVIDENDS DECLARED PER SHARE	$0.48	$0.20	$1.49	$0.40

SPECIAL DIVIDENDS DECLARED PER SHARE	$—	$—	$6.66	$—

Third Quarter 2013 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$51,843	$42,339	$253,364	$111,353
Special items:
Expenses associated with debt refinancing transactions, net	—	107	33,299	1,251
Expenses associated with REIT conversion, net	122	835	9,152	1,211
Expenses associates with mergers and acquisitions, net	530	—	618	—
Asset impairments, net	985	—	2,896	—
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	(137,686)	—

Adjusted net income	$53,480	$43,281	$161,643	$113,815

Weighted average common shares outstanding - basic	115,282	99,637	107,640	99,500
Effect of dilutive securities:
Stock options	1,165	973	1,335	790
Restricted stock-based compensation	425	232	325	174

Weighted average shares and assumed conversions - diluted	116,872	100,842	109,300	100,464

Adjusted Diluted Earnings Per Share	$0.46	$0.43	$1.48	$1.13

Third Quarter 2013 Financial Results

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$51,843	$42,339	$253,364	$111,353
Depreciation of real estate assets	20,454	19,895	60,016	58,687
Depreciation of real estate assets for discontinued operations	24	113	323	310

Funds From Operations	$72,321	$62,347	$313,703	$170,350

Expenses associated with debt refinancing transactions, net	—	107	33,299	1,251
Expenses associated with REIT conversion, net	122	835	9,152	1,211
Expenses associated with mergers and acquisitions, net	530	—	618	—
Asset impairments, net	985	—	2,896	—
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	(137,686)	—

Normalized Funds From Operations	$73,958	$63,289	$221,982	$172,812

Maintenance capital expenditures on real estate assets	(4,585)	(4,614)	(13,115)	(12,215)
Stock-based compensation	3,277	3,206	9,675	9,094
Amortization of debt costs and other non-cash interest	774	1,056	2,740	3,280

Adjusted Funds From Operations	$73,424	$62,937	$221,282	$172,971

Normalized Funds From Operations Per Diluted Share	$0.63	$0.63	$2.03	$1.72

Adjusted Funds From Operations Per Diluted Share	$0.63	$0.62	$2.02	$1.72

Third Quarter 2013 Financial Results

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

	For the Quarter Ending December 31, 2013		For the Year Ending December 31, 2013
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$41,900	$47,400	$296,600	$301,100
Special items, net of tax	1,100	1,100	(90,600)	(90,600)

Adjusted net income	43,000	48,500	206,000	210,500
Depreciation on real estate assets	21,000	21,000	81,000	81,000

Normalized Funds From Operations	$64,000	$69,500	$287,000	$291,500

Other non-cash expenses	4,100	4,100	16,500	16,500
Maintenance capital expenditures on real estate assets	(11,000)	(8,000)	(24,000)	(21,000)

Adjusted Funds From Operations	$57,100	$65,600	$279,500	$287,000

Normalized Funds From Operations Per Diluted Share	$0.55	$0.59	$2.58	$2.62

Adjusted Funds From Operations Per Diluted Share	$0.49	$0.56	$2.51	$2.58

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that FFO and AFFO are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. Other companies may calculate FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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